UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2005

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, Cranford, New Jersey, 07016

(Address of Principal Executive Offices) (Zip Code)

(908) 272-8000

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, Cranford, New Jersey, 07016

(Address of Principal Executive Offices) (Zip Code)

(908) 272-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On November 21, 2005, Mack-Cali Realty, L.P. (the “Operating Partnership”), the operating partnership of Mack-Cali Realty Corporation (the “General Partner”), entered into a Contribution and Exchange Agreement (the “Contribution Agreement”) by and between the Operating Partnership and Tenth Springhill Lake Associates L.L.L.P., Eleventh Springhill Lake Associates L.L.L.P., Twelfth Springhill Lake Associates L.L.L.P., Fourteenth Springhill Lake Associates L.L.L.P., each a Maryland limited liability limited partnership, Greenbelt Associates, a Maryland general partnership, and Sixteenth Springhill Lake Associates L.L.L.P., a Maryland limited liability limited partnership, and certain other natural persons (collectively, the “Contributors”), to acquire all of the beneficial interests of the Contributors and ownership of those certain properties located at 6301 Ivy Lane, 6303 Ivy Lane, 6305 Ivy Lane, 6404 Ivy Lane, 6406 Ivy Lane, 6411 Ivy Lane and 9200 Edmonston Road, Greenbelt, Maryland (collectively, “Capital Office Park”). Capital Office Park consists of seven office buildings in the Washington, D.C. metropolitan area aggregating approximately 842,300 square feet.

The beneficial interests of the Contributors are being acquired by the Operating Partnership for aggregate purchase consideration of approximately $161.7 million, as follows:

1.

The issuance of approximately $97.9 million of common units of limited partnership interest in the Operating Partnership (the “OP Units”) to the Contributors that are “accredited investors” (as such term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended), the exact number of OP Units to be calculated based upon the average closing price as reported on the New York Stock Exchange for the common stock, par value $0.01 per share, of the General Partner over the twenty (20) consecutive trading days ending two (2) trading days prior to the closing date of the transaction. At closing, the Contributors may elect to receive approximately $27.9 million in cash in lieu of OP Units; and

2.	The assumption of approximately $63.8 million of debt comprised of outstanding non-recourse first mortgage loans on each of the properties that constitute Capital Office Park.

The Contribution Agreement is subject to numerous other customary undertakings, covenants, obligations and conditions. Concurrently with its execution of the Contribution Agreement, the Operating Partnership deposited $5 million with an escrow agent. The acquisition of Capital Office Park is expected to close no later than the first quarter of 2006.

Under the Contribution Agreement, and as further set forth in a separate Option, Contribution and Exchange Agreement by and between the Operating Partnership and certain of the Contributors, which is intended to be executed at the closing, the Operating Partnership shall further have, for a period of one year from the date of closing, the option to acquire for a purchase price of $13 million in cash or OP Units, all of the ownership and beneficial interests in and to seven parcels of land aggregating approximately 43 acres in and around Capital Office Park.

The General Partner announced the Operating Partnership’s entry into the Contribution Agreement on November 28, 2005. A copy of the General Partner’s press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Mack-Cali Realty Corporation dated November 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: November 28, 2005	By:	/s/ ROGER W. THOMAS
Roger W. Thomas
Executive Vice President,

General Counsel and Secretary

MACK-CALI REALTY, L.P.

By:	Mack-Cali Realty Corporation,
its general partner

Dated: November 28, 2005	By:	/s/ ROGER W. THOMAS
Roger W. Thomas
Executive Vice President,

General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Mack-Cali Realty Corporation dated November 28, 2005.